CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 29, 2010
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co., Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block 3, Renmin Road South
Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

+0086-028-86154737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

In anticipation of the Company’s growth in China Healthcare industry, the Company has been seeking a new Chief Financial Officer with experience in the related sector. On March 30, 2010, the Board of Directors of Tianyin Pharmaceutical appointed Dr. James Jiayuan Tong as the new Chief Financial Officer and Chief Business & Development Officer, effective April 1, 2010. Additionally, on April 1, 2010, Mr. Stewart Shiang Lor resigned from his position as one of our directors so that we could appoint Dr. Tong, whose experience we believe will better assist the remaining board members to carry out their duties as a Board of Directors.  Mr. Lor’s resignation was tendered voluntarily and not as a result of any dispute or disagreement between Mr. Lor and the Company.  Accordingly, the Board of Directors accepted Mr. Lor’s resignation and appointed Dr. Tong as his replacement to serve out the remainder of Mr. Lor’s term on the Board.  Dr. Tong is expected to bring additional industry experience to the Company, in order to assist the Company in its planned growth.

James Jiayuan Tong, Chief Financial Officer, Chief Business & Development Officer and Director, 37 years of age: Dr. Tong was the Head of China Healthcare Investment Banking at ROTH Capital Partners, Newport Beach, CA before joining the Company. Prior to that, Dr. Tong was a biotechnology analyst at Rodman & Renshaw, New York, covering biotech entities focusing on molecular diagnostics and cures for Alzheimer’s disease, multiple sclerosis and cancer. Before his Wall Street career, Dr. Tong was Principal Investigator at Marine Biological Laboratory (MBL) sponsored by Grass Foundation at Woods Hole, MA and a Senior Research Fellow at University of California, Irvine (UCI). Dr. Tong was awarded Ph.D. in Neurobiology and Behavior from Cold Spring Harbor Laboratory / Stony Brook University Neuroscience program. He developed an innovative method to significantly extend life spans of animals based on his work on mitochondria, aging and learning disorders in Neurofibromatosis-1 (NF1) disease.  He published three first-authored Nature articles and currently holds two patents. Dr. Tong received his medical degree from Peking University Health Science Center.

The Company does not have any employment agreements with the newly elected officer.  Additionally, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new officer had or is to have a direct or indirect material interest.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

 (c) Exhibits

99.1	Press release issued by the Corporation on March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By: /s/ Dr. Guoqing Jiang
Name: Dr. Guoqing Jiang
Title: Chairman and Chief Executive Officer

Dated:  March 30, 2010